EXHIBIT 10.6


                            CONSOLIDATED AMENDMENT TO
                                LEASE AGREEMENTS
                              AND MASTER AGREEMENT

                    Dated as of March 31, 1999, By and Among:




              EQUITY INNS, INC., a Tennessee corporation ("ENNS"),

     EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership ("EIP"),

        EQUITY INNS/WEST VIRGINIA PARTNERSHIP, L.P., a Tennessee limited partnership ("EIP/WV"),

  EQI FINANCING PARTNERSHIP I, L.P., a Tennessee limited partnership ("EQIF"),

  EQUITY INNS PARTNERSHIP II, L.P., a Tennessee limited partnership ("EIP-II"),

      CROSSROADS/MEMPHIS PARTNERSHIP, L.P., a Delaware limited partnership
                             ("Crossroads/Memphis"),

      STATE COLLEGE BBQ/CONCORD JOINT VENTURE ("Crossroads/State College"),

        CROSSROADS/MEMPHIS FINANCING COMPANY, L.L.C., a Delaware limited liability company ("Crossroads Finance"),

     CROSSROADS FUTURE COMPANY, L.L.C., a Delaware limited liability company
                             ("Crossroads/Future"),

                 PATRIOT AMERICAN HOSPITALITY, INC., a Delaware
              corporation, successor by merger to Interstate Hotels
                              Company ("Patriot"),

              INTERSTATE HOTELS, LLC, a Delaware limited liability
                company, successor by merger to Interstate Hotels
                             Corporation ("IH-LLC"),

      CROSSROADS HOSPITALITY COMPANY, L.L.C., a Delaware limited liability company ("Crossroads Hospitality"), and

           INTERSTATE HOTELS MANAGEMENT, INC., a Maryland corporation
                                 ("Interstate")






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                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


         THIS CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS AND MASTER AGREEMENT ("Amendment"), dated as of March 31, 1999, by and among EQUITY INNS, INC., a Tennessee corporation ("ENNS"), EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership ("EIP"), EQUITY INNS/WEST VIRGINIA
     PARTNERSHIP, L.P., a Tennessee limited partnership ("EIP/WV"), EQI FINANCING PARTNERSHIP I, L.P., a Tennessee limited partnership ("EQIF"), EQUITY INNS PARTNERSHIP II, L.P., a Tennessee limited partnership ("EIP-II"), CROSSROADS/MEMPHIS PARTNERSHIP, L.P., a Delaware limited partnership ("Crossroads/Memphis"), STATE COLLEGE BBQ/CONCORD JOINT VENTURE ("Crossroads/State College"), CROSSROADS/MEMPHIS FINANCING COMPANY, L.L.C., a Delaware limited liability company ("Crossroads Finance"), CROSSROADS FUTURE COMPANY, L.L.C., a Delaware limited liability company ("Crossroads/Future"), PATRIOT AMERICAN HOSPITALITY, INC., a Delaware corporation, successor by merger to Interstate Hotels Company ("Patriot"),7 INTERSTATE HOTELS, L.L.C., a Delaware limited liability company, successor by merger to Interstate Hotels Corporation ("IH-LLC"), CROSSROADS HOSPITALITY COMPANY, LLC ("Crossroads Hospitality"), and INTERSTATE HOTELS MANAGEMENT, INC., a Maryland corporation ("Interstate"), recites and provides as follows:


                                   WITNESSETH:

         WHEREAS, Interstate Hotels Corporation ("IH Corp."), Crossroads/Future, Crossroads/Memphis, EIP and ENNS entered into that certain Master Agreement dated November 4, 1996, as amended by First Amendment to Master Agreement dated as of November 15, 1996 and Second Amendment to Master Agreement dated as of February 6, 1997 (collectively, the "Master Agreement"); and

         WHEREAS, under the Master Agreement, EIP, EIP/WV, EQIF and various Affiliates (collectively, the "Lessors"), and Crossroads/Memphis, Crossroads/State College, Crossroads Finance and Crossroads/Future (collectively, the "Lessees") entered into various leases (collectively, together with any future Leases between ENNS and its Affiliates and the Lessees and their Affiliates, the "Leases") with respect to various hotels, a complete list of the existing hotels currently under lease being attached hereto as Exhibit A (collectively, the "Hotels"); and

         WHEREAS, under the Master Agreement, IH Corp. and Interstate Hotels Company ("IH Co.") entered into various lease guaranties (collectively, the "Existing Lease Guarantees") guaranteeing the obligations of the Lessees under the Leases; and






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         WHEREAS,  effective  June 2,  1998, IH Co. merged into  Patriot and  IH
     Corp. merged into IH-LLC (together, the "Merger");

         WHEREAS, Patriot and the company with which its shares are currently paired and trade together, Wyndham International, Inc. ("Wyndham"), intend to divest Interstate along with IH-LLC, Crossroads/Memphis, Crossroads Finance, Crossroads Future, Crossroads Hospitality, all of which, together with certain other entities, Patriot and Wyndham currently intend will be partially or wholly-owned, direct or indirect subsidiaries of Interstate in a manner which satisfies Patriot's and Wyndham's obligations in that regard to Marriott International, Inc., ("Marriott") pursuant to a Settlement Agreement dated as of May 27, 1998 (the "Settlement Agreement") among Patriot, Wyndham, Marriott and certain other parties as those obligations have been previously and are subsequently amended from time to time pursuant to amendments to the Settlement Agreement (the "Divestiture"), which Divestiture shall be deemed to be consummated on the date neither Patriot nor Wyndham maintains effective management control over Interstate;

         WHEREAS, Interstate shall after the Divestiture control the Lessees and Crossroads Hospitality; and

         WHEREAS, certain disputes have arisen among the parties and the parties desire to resolve any and all such disputes between the Equity Group (as hereinafter defined) on the one hand and the Patriot/Interstate Group (as hereinafter defined) on the other; and

         WHEREAS, the parties wish to amend the Master Agreement, the Leases and the Existing Lease Guarantees in the manner set forth in this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Equity Group and the Patriot/Interstate Group hereby agree as follows:

     1. Definitions. ENNS, EIP, EIP/WV, EQIF, EIP-II and their Affiliates are hereinafter sometimes referred to as the "Equity Group." Patriot,
     Interstate, IH-LLC, Crossroads/Memphis, Crossroads/State College, Crossroads Finance Crossroads/Future and Crossroads Hospitality and their Affiliates are hereinafter sometimes referred to as the "Patriot/Interstate Group." Interstate together with those entities which will be partially or wholly owned, direct or indirect subsidiaries of Interstate following the Divestiture are sometimes referred to as "Interstate Group." Unless otherwise defined herein, capitalized terms used in this Amendment have the definitions ascribed to them in the Master Agreement or the Leases, as applicable.






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     2.  Termination of Right of First Offer.

     (a) The Right of First Offer, the Development Option and the right of first offer of EIP to purchase IHC First Offer Hotels (all as created by and defined under Section 1.5, 1.6 and 1.7 of the Master Agreement, respectively) are hereby irrevocably and unconditionally terminated, null and void and of no further force or effect, except as provided in this
     Section 2 and in Section 3 below. The Right of First Offer shall continue in full force and effect with respect to the following two Hotels: (i) the Homewood Suites being constructed in Orlando, Florida (the "Orlando
     Hotel"), currently under contract for purchase by EIP, and (iii) the Homewood Suites being constructed in Grand Avenue, Chicago, Illinois (the "Grand Ave Hotel"), currently under contract for purchase by EIP, provided, however, that, (a) the Equity Group shall offer each of the Orlando Hotel and the Grand Ave Hotel under the Right of First Offer within 30 days after the date the Equity Group consummates the purchase of such applicable Hotel and (b) in the event the Right of First Offer is exercised with respect to one or more of such two hotels, then the form of Lease required by the Master Agreement shall be modified to incorporate the amendments to the Leases created by this Amendment. If EIP or an Affiliate offers to lease both the Orlando Hotel and the Grand Ave Hotel to Crossroads Future pursuant to the Right of First Offer, then the Right of First Offer shall terminate and be of no further force or effect after the procedures in the Master Agreement with respect to the Right of First Offer have been met with respect to the latter of the two hotels so offered.

     (b) The Right of First Offer has been, is and shall forever remain irrevocably and unconditionally waived, released and quitclaimed with respect to the Hotel located in Boise, Idaho currently owned by EIP II.

     (c) EIP II shall lease to Crossroads Future the Hotel located in Portland, Oregon currently owned by EIP II in accordance with the economic terms contained in the letter agreement dated April 20, 1998 related thereto, in accordance with the form of lease agreement required by the Master Agreement as amended by this Amendment. If the Lease for the Hotel located in Portland, Oregon is entered into before the Divestiture, such Lease shall be guaranteed by Patriot, Interstate (whose liability shall not be effective until the Divestiture) and IH-LLC in the form of the Existing Lease Guarantees, subject to automatic modification in accordance with this Amendment upon Divestiture. If the Lease for the Hotel located in Portland, Oregon is entered into after the Divestiture, such Lease shall be guaranteed by Interstate and IH-LLC in the form of the Existing Lease Guarantees as amended by this Amendment. Until such time as the lease for the Portland, Oregon Hotel becomes effective, Crossroads Hospitality shall continue to manage such Hotel pursuant to the management agreement currently in effect.

     3. Possible Survival of Right of First Offer. If, for any reason, EIP or one of its Affiliates fails to offer to lease under the Right of First Offer both the Orlando Hotel and the Grand Ave Hotel to Crossroads Future pursuant to Section 2(a) above on or before January 1, 2000, then the Right of First Offer shall continue in full force and effect with respect to future Acquisition Hotels and Development Hotels until EIP or its Affiliates have offered to lease to Crossroads Future, pursuant to the Right of First Offer, Acquisition Hotels and Development Hotels which in the aggregate at least equal in value and anticipated leakage the amount allocated to whichever or both of the Orlando Hotel and Grand Ave Hotel that are not offered to Crossroads Future pursuant to Section 2(a). For purposes of this Section, the parties agree that value shall be measured by the applicable gross purchase price paid by Equity Group and the anticipated leakage from such Hotels, and that the value of the Grand Ave Hotel is Thirty Million Dollars ($30,000,000) and the Orlando Hotel is Twenty-Three Million Dollars ($23,000,000) and the leakage for each of such Hotels is anticipated to be two and one-half percent (2.50%) of projected gross revenues. If the Right of First Offer has not previously terminated pursuant to Section 2(a) above, then the Right of First Offer shall terminate and be of no further force or effect after the procedures in the Master Agreement with respect to the Right of First Offer have been met with respect to Acquisition Hotels and Development Hotels which satisfy in the aggregate the value and anticipated leakage requirements of this Section.

     4.  Interstate Board of Directors.

     By separate board membership agreement of even date herewith (the "BOD Agreement"), effective as of the date of consummation of the Divestiture, Interstate has agreed that, so long as so desired by ENNS, the board of directors of Interstate shall nominate and recommend either Phillip H. McNeill, Sr., Howard A. Silver or such other person serving as the Chief Executive Officer or President of ENNS to be appointed to the initial board of directors of Interstate with a term of two years.

     5.  Right of First Offer to Purchase the Leases.

     (a) Commencing upon the effective date of the Divestiture and so long as any of the Leases are still in full force and effect, then the Interstate Group hereby grants to ENNS, or its designated Affiliate, a right of first offer (the "RFO") in the event the Interstate Group desires to sell (a "Sale") to an unaffiliated third party all of the Leases or all of the direct equity interests in all of the Lessees, whether through an asset sale of such equity interests or a merger of all of the Lessees into an unaffiliated third party (the "RFO Assets"). The Equity RFO shall not apply to or be triggered by any other transaction involving the Interstate Group, including, without limitation, any merger, reorganization, sale of equity, debt or convertible securities or any other similar transaction involving Interstate or any other subsidiary of Interstate, such as IH-LLC, Crossroads Hospitality or any parent of one or more of the Lessees, the sale of less than all of the Leases or the sale of less than 75% of the direct equity interests in all the Lessees or the sale of less than 75% of the direct equity interests in less than all the Lessees, provided, however, that the Interstate Group agrees not to sell less than all of the Leases to any unaffiliated third party.

     (b) The Interstate Group shall promptly notify ENNS of such a proposed Sale and submit to ENNS a notice of offer (the "Notice"), including all marketing or related material prepared by the Interstate Group with respect to such proposed Sale, together with the proposed economic terms with respect to such Sale (the "Proposed Economic Terms"). Notwithstanding that the Sale the Interstate Group desires to consummate with a third party relates to assets or liabilities not related to the RFO Assets any Sale offered to ENNS shall relate only to the RFO Assets and the Interstate Group shall not enter into a Sale of the RFO Assets and other assets or liabilities with a third party without first offering to ENNS under the RFO to sell or terminate only the Leases or all of the direct equity interests in all of the Lessees, as applicable, in accordance with Proposed Economic Terms reasonably allocable only to the RFO Assets.

     (c) ENNS or its designated Affiliate shall have 21 business days from the receipt of the Notice (including all materials required to be sent therewith) to either (i) accept in writing the offer contained in the Notice to, at the option of ENNS, either purchase or terminate the applicable Leases or purchase all of the direct equity interests in all of the Lessees, as applicable, on the Proposed Economic Terms or (ii) propose to the Interstate Group alternative economic terms and reach an agreement with the Interstate Group as to such terms with respect to the RFO Assets.

     (d) If ENNS or its designated Affiliate fails to accept in writing the offer contained in the Notice to purchase or terminate the applicable Leases on the Proposed Economic Terms, or if ENNS and the Interstate Group fail to agree to alternative economic terms for the RFO Assets, within the 21 business day period described above, the Interstate Group may thereafter dispose of the RFO Assets on terms no more favorable to the transferee than the terms which ENNS has rejected, provided such disposition is consummated within six months after the date of the Notice, and subject to any limitations, consent requirements or prohibitions contained in the Master Agreement or the Leases, which are not amended, modified or waived hereby or by any future failure of ENNS to exercise the RFO. In the event the Interstate Group desire to dispose of the RFO Assets on terms more favorable to a transferee than those last offered to ENNS, then the Interstate Group must offer to ENNS by a Notice setting forth the new Proposed Economic Terms under the RFO.

     (e) Notwithstanding any contrary provision in a Notice or Proposed Economic Terms, ENNS or its designated Affiliate shall have 120 days to consummate a purchase or termination (if applicable) of the RFO Assets under the RFO.

     (f) By definition, the RFO shall not be applicable to the Divestiture or to any directly related transaction.

     6.  Net Worth Amendment to the Leases.

     Each of the Leases is hereby amended to add and include the following as new Section 3.10 of each of the Leases (which provisions shall also be included in the "New Lease Guarantees," as defined herein below, executed and delivered by Interstate); provided, however, that such provisions shall not be effective as to any of the Leases or the New Lease Guarantees until consummation of the Divestiture. With respect to each of the Leases or the New Lease Guarantees where a Third Party Consent (as hereinafter defined) is required for the release of Patriot under the Existing Lease Guarantees (as expressly provided in this Amendment below) the following new Section
     3.10 shall not become effective until such time after the Divestiture when such Third Party Consent is obtained and the automatic release of Patriot from the Existing Lease Guarantee occurs:

     "Section 3.10. Net Worth.

     (a) As used in this Section, the following capitalized terms shall have the following ascribed meanings:

         (i) Credit Enhancement: shall mean an unconditional letter of credit, obtained and maintained by and at the expense of the Lessee, in form reasonably acceptable to Lessor, provided by a financial institution reasonably acceptable to Lessor, for the benefit of the Lessor. The form of any Credit Enhancement shall be subject to the reasonable approval of Lessor, and any Credit Enhancement shall be subject to the reasonable approval of Lessor's REIT tax counsel.

         (ii) Credit Enhancement Amount: shall mean the aggregate amount that is currently available (without material restriction) under all forms of Credit Enhancement obtained by a Lessee to make payments due under this Lease and all Other Leases to which it is a party.

                  (iii) Interstate: as used in this Section 3.10, shall mean Interstate and its subsidiaries on a consolidated basis in accordance with GAAP.

                  (iv) Liquid Assets Amount: shall mean, for Interstate, the sum of (i) the Working Capital of Interstate and (ii) the lesser of the aggregate GAAP book value and aggregate current fair market value of the assets of Interstate, of the following types: (A) any contracts to lease or manage hotels or other hospitality properties owned by parties other than Lessor, Interstate and their Affiliates (the parties agree the term "Affiliates" here does not include Patriot, Wyndham or any wholly or partially owned subsidiary of Patriot and/or Wyndham, other than members of the Interstate Group) readily convertible to cash without the consent of any third party other than the owner of the hotel, (B) any hotels, hospitality properties or other marketable real property owned by Interstate and its Subsidiaries, and (C) to the extent reasonably acceptable to Lessor, any other income-producing or readily marketable tangible property, equity interests, securities or other investments owned by Interstate. In the case of assets described in clause (ii) of the preceding sentence, both the GAAP book value and the current fair market value of any such assets shall be determined net of any indebtedness or liabilities (including liability of Interstate under any guaranty, but specifically excluding commitments under office space leases and unadvanced indebtedness under any credit agreement entered into by Interstate) not expressly subordinated to the payment of Rent on terms reasonably acceptable to Lessor. Any disputes regarding the fair market value of an asset will be resolved in accordance with the appraisal procedure set forth in this Lease.

                  (v) Liquid Net Worth:  shall mean the lesser of (i) the sum of
     (A) the Net Worth of Interstate and (B) Lessee's Credit Enhancement Amount, and (ii) the sum of (C) Interstate's Liquid Assets Amount and (D) the Lessee's Credit Enhancement Amount, as reasonably approved by Lessor's REIT tax counsel.

                  (vi) Minimum Liquid Net Worth: shall mean, as of any pertinent date, an aggregate Liquid Net Worth for Interstate equal to not less than fifteen percent of the Rent paid under this Lease and all Other Leases (excluding the Other Leases then being guaranteed by Patriot, if any), under the approved Operating Budgets prepared in conformity with this Lease and the Other Leases (excluding the Other Leases then being guaranteed by Patriot, if any) during the then current Fiscal Year, as increased from time to time as (i) projected (budgeted) Rent under the Operating Budgets increase for new Fiscal Years and (ii) new Other Leases, if any, become effective, as reduced only as the Other Leases (excluding the Other Leases then being guaranteed by Patriot, if any) expire or terminate.

                  (vii) Net Worth: shall mean, with respect to Interstate, the excess of total assets over total liabilities, each to be determined in accordance with GAAP, excluding, however, from the determination of total assets: (a) unamortized goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications and other similar intangibles; (b) all deferred charges that are required to be capitalized in accordance with GAAP or unamortized debt discounts and expense; (c) treasury stock; (d) securities which are not readily marketable; (e) any write-up in the book value of any asset resulting from a revaluation thereof, other than as recognized pursuant to the terms of this Lease; (f) this Lease and any Other Leases); and (g) any items (other than assets included in Liquid Assets Amount) that are not included in clauses (a) through (f) above that are treated as intangibles in conformity with GAAP.

                  (viii) Working Capital: shall mean the excess of Interstate's current assets over Interstate's current liabilities, both as determined in accordance with GAAP.

     (b) Liquid Net Worth. At all times during the term of this Lease, the Lessee shall cause Interstate to maintain an aggregate Liquid Net Worth in an amount at least equal to the Minimum Liquid Net Worth.

     (c) Limitation on Distributions. No dividends or other distributions (other than distributions in the form of additional equity interests in Interstate) shall, for any period, be declared, paid or set apart for payment on any equity interest in Interstate, and no such equity interest in Interstate shall be redeemed, purchased or otherwise acquired by Interstate for any consideration (except by conversion into or exchange for other equity interests in Lessee), unless, after giving effect to such proposed distribution, (i) the Liquid Net Worth of Interstate equals or exceeds the Minimum Liquid Net Worth then applicable to Interstate, and
     (ii) no uncured monetary default of the lessee exists under this Lease or Other Lease, nor any uncured default in the payment of Rent (including, without limitation, estimated or actual monthly payments of Percentage
     Rent) under this Lease or Other Lease (unless such dividend or other distribution will be used to cure such default).

     (d) Payments to Affiliates. Interstate shall not make, directly or indirectly, any payments (for services or otherwise) to Affiliates of Interstate unless, after giving effect to such proposed payment, (i) the Liquid Net Worth of Interstate shall equal or exceed the Minimum Liquid Net Worth then applicable to Interstate and (ii) no uncured monetary default of any lessee exists under this Lease or Other Lease, nor any uncured default in the payment of Rent (including, without limitation, estimated or actual monthly payments of Percentage Rent) under this Lease or Other Lease.

     (e) Default of Liquid Net Worth Covenants. If, during the term of this Lease, Interstate fails to maintain its Minimum Liquid Net Worth and fails to cure such failure within thirty days following notice thereof from the Lessor to the Lessee, or if Interstate makes any distribution prohibited by this Section, then such failure or distribution shall, at the option of the Lessor, constitute an Event of Default under this Lease and the Other Leases without any further notice, and the Lessor shall have the right to exercise any rights and remedies therefor under this Lease, the Other Leases, at law or in equity.

     (f) Security Deposit. The Credit Enhancement shall be delivered by the Lessee to the Lessor to be held as a security deposit (the "Security Deposit") held by Lessor as collateral security, and not as prepaid rent, in order to secure Lessor against any damages arising from Lessee's breach of any of the terms, covenants or conditions of this Lease and any Other Lease which is cross defaulted with this Lease. The Security Deposit, or so much as is then remaining, shall be delivered or repaid to Lessee after the expiration of this Lease, provided Lessee shall have made all payments and performed all covenants and agreements required under this Lease, it being reasonable for the Security Deposit to be retained by Lessor following the expiration or other termination of this Lease until the expiration of the period Lessee pays in full all Rent, as set forth herein. Lessor may appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Lessor for any breach under this Lease and any Other Leases and Lessee upon demand shall forthwith restore the Security Deposit to the required sum. In the event Lessor is required by the terms of any mortgage or deed of trust encumbering the

     Leased Property, or any part thereof, to turn over security deposits to the mortgagee or beneficiary thereunder, Lessor shall have the right to transfer any and all amounts being held by it as security deposits, including the Security Deposit, to such creditor, or the new owner of the Leased Property following any such sale or transfer, or to said mortgagee or beneficiary (provided such mortgagee or beneficiary thereafter holds the Security Deposit subject to the terms of this Lease), as the case may be, and Lessor shall be relieved of any obligations to Lessee or otherwise with respect to said amounts, provided Lessor has actually delivered the Security Deposit to such creditor or new owner, mortgagee or beneficiary and such party has agreed in writing with Lessee to hold the same subject to the terms of this Lease. No mortgagee or purchaser of the Leased Property in any foreclosure proceeding or pursuant to any deed in lieu of foreclosure shall be liable to Lessee for any or all of such sum unless Lessor has actually delivered it in cash to such mortgagee or purchaser."

     7. Performance Standards Amendment to the Leases. Each of the Leases is hereby amended to add and include the following as new Section 3.11 of each of the Leases:

     "Section 3.11.  Performance Standards.

     This Lease shall be subject to the following performance standards:

     (a) Revenue Per Available Room. In the event the Hotel does not produce revenue per available room in an amount equal to or greater than 93% of the amount estimated for revenue per available room ("RevPAR") under the then applicable Operating Budget for any two consecutive quarters, Lessor shall give Lessee notice of a potential termination. If, in each of the two following quarters, the Hotel continues to achieve a negative RevPAR variance to the estimated amount of 7% or more, then Lessor shall have the option at any time thereafter to terminate this Lease upon not less than thirty days written notice of such termination to the Lessee, unless during such thirty day period Lessee pays to Lessor, as additional Rent, an amount equal to the sum the Lessor would have received as Rent during such period had the Hotel maintained a revenue per available room equal to 93% of the amount budgeted therefor minus the amount of Rent previously received by the Lessor for such period. In the event the Hotel does not meet or exceed the revenue per available room budgeted in the Operating Budget for any Fiscal Year, then the threshold dollar amounts of Room Revenues then included in the Revenues Computations shall not be adjusted under Section 3.1(e) to reflect any changes in the Consumer Price Index, but the Base Rent shall be so adjusted. The performance standards and net worth requirement shall not be a factor in making or agreeing to the estimates required in an Operating Budget.

     (b) Revenue Per Available Room Yield Index. In the event the RevPAR yield index, as reported by the STR reports prepared by Smith Travel Research, declines by five or more percentage points for any calendar year compared with the previous calendar year, or in the event the Hotel performs at below 100% of such RevPAR yield index for any four consecutive calendar quarters, then in either event, the Lessor shall have the option at any time thereafter to terminate this Lease upon thirty days written notice thereof to the Lessee, unless during such thirty day period the Lessee pays to the Lessor, as additional Rent, an amount equal to the amount of Rent Lessor would have received for such period had the performance of the Hotel met the criteria provided earlier in this sentence minus the amount of Rent the Lessor actually received for such period. The STR Competitive Set (as reported by the STR reports prepared by Smith Travel Research) used for RevPAR yield index comparisons will be agreed to by the Lessor and the Lessee within 30 days after the date hereof, and thereafter during the approval process for the Operating Budget and no changes in such competitive set will be made until approval of the Operating Budget for the next fiscal year, taking into account new hotels within the applicable market and major reductions of demand within such applicable market. During the budgeting process, Lessor and Lessee will take into account new supply entering the market and the occurrences of a major element of demand exiting a market. Neither the failure to meet any performance standard under any Lease nor the termination of a Lease by Lessor or Lessee based upon the failure to meet a performance standard shall cause a default or Event of Default under this Lease or any Other Lease.

      (c) Lessee Termination Right. In the event the Lessee fails either of the performance standards contained in sections (a) or (b) immediately above with respect to this Lease, then the Lessee may elect to terminate this Lease by written notice thereof made within 30 days after such failure, effective ninety (90) days after Lessee gives notice of its election to terminate, all provided the Lessee timely pays to the Lessor on or before such effective date, in immediately available funds, a termination fee therefor equal to (A) the total estimated Rent for this Lease under the Operating Budget if terminated during the first Fiscal Year, (B) the total Rent accrued during the first Fiscal Year if terminated during the second Fiscal Year, (C) 80% of the total Rent accrued during the Fiscal Year prior to the date of termination if terminated during the third or fourth Fiscal Year, (D) 60% of the total Rent accrued during the Fiscal Year prior to the date of termination if terminated during the fifth or sixth Fiscal Year,
     (E) 40% of the total Rent accrued during the Fiscal Year prior to the date of termination if terminated during the seventh or eighth Fiscal Year and
     (F) 20 % of the total Rent accrued during the Fiscal Year prior to the date of termination if terminated during any Fiscal Year after the eighth Fiscal Year.

     (d) Expenditures. The Lessor shall have the right to terminate this Lease upon thirty (30) days' written notice thereof if during any fiscal year the Lessee actually expends or incurs in accordance with GAAP less than 95% of the dollar amounts contained in the Operating Budget for sales and marketing expenses, (excluding any Franchisor Advertising and Marketing Assessment) and property maintenance.

     (e) Personnel. The Lessor shall have the right to terminate this Lease upon thirty (30) days' written notice thereof to the Lessee in the event any general manager or director of sales of the Hotel is transferred to another hotel or similar property owned, leased, or managed by Interstate, the Lessee or an affiliate of the Lessee in the same market without the consent of the Lessor, which consent shall not be unreasonably withheld, delayed or conditioned and such person is not transferred back to the Hotel within fifteen (15) days' written notice thereof from Lessor."

     (f) Termination as Sole Remedy. Lessor's sole remedy in the event of any failure to meet a performance standard pursuant to (a), (c) or (e) above shall be the termination of the Lease in accordance with this Section (absent any other Event of Default, for which the Lessor retains all its rights and remedies). Neither the failure to meet any performance standard under any Lease nor the termination of a Lease by Lessor or Lessee based solely upon the failure to meet a performance standard shall cause a default or Event of Default under any Other Lease. The Lessor shall not incur any Termination Payment as a result of a termination of the Lease under this section.

     8. Outparcels, Leases, Licenses and Amendment to the Leases. Each of the Leases is hereby amended to add and include the following as new Section
     34.5 of each of the Leases:

         "Section 34.5 Outparcels, Leases and Licenses. The Lessor, without the consent of the Lessee, shall have the right to (a) with respect to the Hotels listed on Exhibit B attached hereto, develop, subdivide, lease, sell, construct, operate or maintain improvements on that portion of the Land, the approximate acreage of which is listed on Exhibit B hereto, provided the intended use of such portion of the Land would not materially interfere with the operations of the Hotel (as determined by Lessee in its reasonable discretion), and (b) lease or license portions of the Leased Property for telecommunications and similar or related facilities, billboards or other uses, to the extent such leases or licenses do not materially interfere with the operations of the Hotel; provided, however, that in the event such lease or license is for a rooftop telecommunications antennae, then the revenues received by the Lessor shall be distributed 50% to the Lessee and 50% to the Lessor. The Lessee agrees to (i) cooperate with Lessor or any designee of Lessor with respect to any outparcel or lease or license which is in compliance with the provisions of this section and (ii) terminate this Lease as to any outparcel created under this section."

     9. Additional Rent. As additional 1999 incentive Rent under the Leases (excluding the "CMBS Leases," as defined herein below), and not as a credit against other Rent due under such Leases, the Lessees shall pay to the Lessors, simultaneously with the execution hereof, in immediately available funds by federal wire transfer, an aggregate amount equal to $2,000,000.

     10. Sales\Termination Payments.

     (a) The Lessors may market for sale the hotels listed on Exhibit C attached hereto (individually, a "Sale Hotel," and collectively, the "Sale Hotels"). The applicable Lessor and Lessee shall terminate the applicable Lease upon the closing of each such sale and release each other from their obligations under such Lease accruing after the date of termination. Notwithstanding the provisions of each of the Leases, each applicable Lessee hereby unconditionally and irrevocably waives any (i) right of first refusal or right of first offer to purchase the applicable Sale Hotel and (ii) right to receive payment of a Termination Payment or any other consideration for the termination of the applicable Leases of Sale Hotels upon a Lessor's sale of a Sale Hotel to a purchaser not affiliated with the Lessors.

     (b) Notwithstanding the termination of the Right of First Refusal, the Equity Group shall have the right, but not the obligation, to offer new leases to Crossroads/Future and its Affiliates, and any such lease offer made prior to November 15, 2001, shall be included in the calculations made under Section 42.4 of each of the Leases, excluding offers to lease a hotel rejected by Crossroads/Future and its Affiliates that ENNS, EIP or any of their Affiliates then lease to a third party on terms more favorable to the lessee than those offered to Crossroads/Future and its Affiliates.

     (c) Notwithstanding the provisions of Section 42.4 of each of the Leases, in the event the Lessors sell more than five Hotels and terminate the applicable Leases in any rolling twelve month period commencing on the date of consummation of the Divestiture without there being an allocable Substitute Lease, then with respect to each such Hotel sold and Lease terminated in such twelve month period after the first five Hotels are sold and Leases terminated, a Lessor shall not be entitled to defer payment of the applicable Termination Payment until November 15, 2001, but instead the applicable Lessor shall pay the applicable Termination Payment or offer a Substitute Lease within 90 days following the expiration of such twelve month period. Notwithstanding the foregoing sentence, the sale of the following types of Hotels and termination of the applicable Leases shall not be counted as a sale of a Hotel or termination of Lease in determining the applicability of the obligation of Lessor to accelerate the obligation to make a Termination Payment or offer Substitute Leases set forth in the previous sentence: (a) the sale of any of the fourteen hotels listed on Exhibit D attached hereto, (b) the sale of any Hotel in which, during the twelve months prior to the date of termination of such Lease, the net operating profit to the Lessee as to such Hotel calculated in accordance with GAAP is less than the lesser of (i) one percent of the Gross Revenues for such twelve month period or (ii) $40,000, and (c) the sale of any hotel leased to Crossroads/Future or its Affiliates subsequent to the consummation of the Divestiture (other than the hotels currently owned or under contract by the Equity Group located in Portland, Oregon, Grand Avenue, Chicago, Illinois, and Orlando, Florida).

     (d) The following provisions are to be used in interpreting the calculation that is to be made under Section 42.4 of all of the Leases as of November 15, 2001:

         (i) Within a reasonable time after November 15, 2001, the Lessors and the Lessees shall determine (A) the Net Present Value of the Leases (excluding the Leases for the Hotels listed in Exhibit C attached hereto) that were terminated during the period (the "Five Year Period") from November 15, 1996 through November 15, 2001 (the "Terminated Leases"), (B) the identity and Net Present Value of any hotels that the Equity Group offered to lease to the Lessees during the Five Year Period that the Lessors propose to characterize as Substitute Leases for the Terminated Leases (the "Proposed Substitute Leases") and (C) the sum (the "Net New Lease Offers") of the number of hotels that the Equity Group offered to lease to the Lessees during the Five Year Period minus the number of Proposed Substitute Leases.

         (ii) In the event that the number of Net New Lease Offers equals or exceeds 25 and the Net Present Value of the leases offered pursuant to such Net New Lease Offers equals or exceeds the Net Present Value of the Terminated Leases, the Lessors shall (A) have the right to have all of the Proposed Substitute Leases be deemed to be Substitute Leases and (B) not be obligated to pay any Termination Payments with respect to any of the Terminated Leases.

         (iii) In the event that the number of Net New Lease Offers is less than 25, then the Lessors shall be required to make Termination Payments in an amount equal to the difference of the Net Present Value of the Terminated Leases minus the Net Present Value of the Proposed Substitute Leases, excluding from this calculation the Net Present Value of the Proposed Substitute Leases selected by the Lessors to be offers to lease that are not also Substitute Leases (which Proposed Substitute Leases shall not be deemed to be Substitute Leases), so that the number of Net New Lease Offers equals 25.

     11. Lease Guarantees.

     (a) Interstate is guaranteeing all of the obligations of the Lessees under all of the Leases by various lease guarantees of even date herewith (the "New Lease Guarantees"), which shall become the required form of lease guarantee required under the Master Agreement; provided, however, that the obligations of Interstate under the New Lease Guarantees are contingent upon (i) the consummation of the Divestiture, and (ii) with respect to the Leases, that require a third party consent to the release of Patriot under Existing Lease Guarantees (as expressly provided in this Amendment below), receipt of such applicable Third Party Consent (as defined in Section 12
     (d) below). From and after the Divestiture, any New Lease Guarantees will be executed by Interstate and IH-LLC only.

     (b) The existing Section 2.15 of each of the Existing Lease Guarantees is deleted and the substitute Section 2.15 set forth in Exhibit E attached hereto is substituted in lieu thereof, effective as of the date of consummation of the Divestiture.

     12. Third Party Consents.

     (a) Upon the consummation of the Divestiture, Patriot shall automatically be unconditionally and fully released from any and all liability under all of the Existing Lease Guarantees and any New Lease Guarantees excepting only those for which a Third Party Consent (as that term is defined below) has not been obtained on or before the Divestiture.

     (b) As to the Leases in which Crossroads Finance is the lessee (collectively, the "CMBS Leases"), the amendments to the CMBS Leases and the release of Patriot under the Existing Lease Guarantees for the CMBS Leases under this Amendment are contingent upon the receipt of any and all necessary consents to such release and amendments by the appropriate rating agencies, loan servicer, bond trustee and bondholders.

     (c) As to the Leases under which the Lessor is a ground lessee as to the Hotels located in Glen Burnie, Maryland, and Norfolk, Virginia (collectively, the "Ground Lease Leases"), the amendments to the Ground Lease Leases and the release of Patriot under the Existing Lease Guarantees for the Ground Lease Leases under this Amendment are contingent upon receipt of any and all necessary consents to such release and amendments by any required ground lessors under the Ground Lease Leases.

     (d) As to the Lease for the San Antonio, Texas Hotel (the "San Antonio Lease"), the amendments to the San Antonio Lease and the release of Patriot under the Existing Lease Guarantees for the San Antonio Lease under this Amendment are contingent upon receipt of consent to such release and amendments by the required mortgagee. The third parties referred to in (b),
     (c) and (d) in this Section 12 are hereinafter collectively referred to as the "Third Parties." The necessary consent of each Third Party to (i) the amendments to the Lease and the Existing Lease Guarantees under Sections 6, 7, 8, 10, 11 and 13 of this Amendment and (ii) the release of the Existing Patriot Lease Guarantees is referred to herein as a "Third Party Consent."

     (e) (i) Each member of the Equity Group represents and warrants to Patriot that no consent of any third party to any contract to which any member of the Equity Group is a party other than the Third Parties is (or will be at the time of the Divestiture) necessary to: (x) a release of all of the Existing Lease Guarantees or the New Lease Guarantees by Patriot at Divestiture, or (y) the effectiveness of any other provision of this Amendment (provided, however, that the Equity Group shall not be liable under this representation in the event a ground landlord with respect to any of the ground leases, copies of which have been disclosed in writing to the Patriot/Interstate Group, with respect to failure to obtain such ground landlord's consent to this Amendment or any portion thereof). Each member of the Equity Group acknowledges that a fundamental condition of the execution and performance of this Amendment by Patriot is the representation and warranty by the members of the Equity Group contained in the preceding sentence and Patriot's reasonable reliance thereon. (ii) Each member of Patriot/Interstate Group represents and warrants to the Equity

     Group that no consent of any third party to any contract to which any member of Patriot/Interstate Group is a party other than the Third
     Parties is (or will be at the time of the Divestiture) necessary to the effectiveness of any provision of this Amendment. Each member of Patriot/Interstate Group acknowledges that a fundamental condition of the execution and performance of this Amendment by the Equity Group is the representation and warranty by the members of Patriot/Interstate Group contained in the preceding sentence and the Equity Group's reasonable reliance thereon.

     (f) If any Third Party Consent is not obtained on or before the Divestiture, then the respective Patriot Existing Lease Guaranty will stay in effect (but only with respect to the Lease for the specific hotel for which necessary consent was not obtained) until the requisite Third Party Consent is obtained, if ever, at which time such Patriot Existing Lease Guaranty shall automatically be unconditionally and fully released. The parties hereto acknowledge and agree that in connection with each Patriot Existing Lease Guaranty, the following shall occur on or before the
     Divestiture: (i) the respective Lessee shall execute and deliver an indemnity agreement ("Indemnity") in favor of Patriot in form acceptable to Patriot indemnifying and defending Patriot from and against any liability or claim under the Patriot Existing Lease Guaranty, and agreeing to reimburse Patriot promptly for any amounts it spends under any Existing Lease Guaranty or pays pursuant to paragraph (g) below plus amounts Patriot pays or incurs for reasonable costs and expenses (ii) Crossroads Hospitality, IH-LLC, Interstate and Crossroads/Memphis shall each execute and deliver a guaranty in favor of Patriot in form acceptable to Patriot guaranteeing each Lessee's obligations under the Indemnity, and (iii) as security for its guaranty, Crossroads/Memphis shall pledge all of its equity interests in Crossroads Finance in form acceptable to Patriot (providing for foreclosure of such equity interest upon a default), and
     (iv) Crossroads Hospitality shall agree that Patriot may, at its discretion, upon acquiring the controlling equity interests in Crossroads Finance and without compensation to Crossroads Hospitality, terminate any one or more of the management agreements then existing between Crossroads Finance and Crossroads Hospitality; provided, however, that (A) the failure of Patriot and the Interstate Group to agree or otherwise execute and deliver the documents evidencing the foregoing shall not adversely effect the rights and remedies of the Equity Group under this Amendment, (B) such documents shall not impose any additional obligation or liability upon the Equity Group and (C) Patriot and Interstate Group shall provide the Equity Group with true, correct and complete copies of all such documents within a reasonable time after the execution and delivery thereof.

     (g) So long as Patriot is a guarantor under any of the Leases the provisions of this subparagraph (g) shall apply: (i) each Lessor shall give Patriot the same: (A) notice of default and opportunity to cure such default, and (B) notice of a performance standard failure or notice of potential termination under each Lease, required or given to any of the Lessees prior to the exercise of any remedies that such Lessor desires to enforce against any Lessee or Patriot as a lease guarantor, (ii) as a further condition to the enforcement of any remedies against Patriot under an Existing Lease Guaranty of a Lease to Crossroads Finance, Patriot shall have, in the case of any default not involving the failure to pay a sum of money, such additional period of time as may be reasonably required by Patriot to obtain control of Crossroads Finance (by foreclosure or otherwise) which period of time shall not exceed six (6) months; provided, however, that during such period all monetary obligations of Crossroads Finance under the Lease are being duly performed before the expiration of the applicable cure period and further provided that any extension of the cure period provided in the Lease is conditioned upon (A) Patriot diligently pursuing such control of Crossroads Finance and, if commercially reasonable, simultaneously pursuing such cure of default and (B) there not being, in the Lessor's reasonable opinion, a substantial risk, caused by an ongoing operational problem at the Hotel, that the Lessor will have a significant liability exposure to a third party unless a change in operations occurs at the Hotel, and (iii) the Lessors shall either (A) not declare an Event of Default under any of the Leases then being guaranteed by Patriot based solely upon an Event of Default under one or more of the Leases not then being guaranteed by Patriot, upon the default by any other guarantor of one or more of the Leases or (B) to the extent that any Lessor declares an Event of Default under any of the Leases then being guaranteed by Patriot based solely upon an Event of Default under one of more of the Leases not then being guaranteed by Patriot, upon the default by any other guarantor of a Lease then the Lessors shall not seek any sum from or assert any claim against Patriot. The Lessors shall accept performance by Patriot of any obligation (and/or payment to avoid the performance-related termination of a Lease) as though performed by Lessee, although Patriot shall have no obligation to perform any obligation of Lessee.

     (h) Equity Group consents to the foregoing arrangements and in advance to the exercise by Patriot of each of the remedies all as expressly set forth in subsections (f) and (g) immediately above; including, without limitation: (a) the acquisition of the equity interests in Crossroads Finance, and (b) the termination of the management agreement with Crossroads for one or more of the Hotels leased by Crossroads Finance, subject to the right of the applicable Lessor to approve any replacement management agreement, which consent shall not be unreasonably witheld, delayed or conditioned with respect to any manager that is an affiliate of Patriot provided further that the applicable franchisor consents.

     (i) The Lessors and the Lessees shall use their commercially reasonable efforts, both before and after the Divestiture, to obtain any and all Third Party Consents.

     (j) No Lease which is guaranteed by Patriot may be : (i) canceled or terminated except as provided in the Leases as amended by this Amendment,
     (ii) amended or modified, or (iii) assigned by any party thereto, without the prior written consent of Patriot in each instance, which consent shall not be unreasonably witheld, conditioned or delayed (except consent to assignment (A) shall in all cases be subject to all of the rights of Patriot under this Amendment, including, without limitation, (f), (g) and

     (h) immediately above) (B) to a party not affiliated with Interstate may be withheld in Patriot's sole discretion). Patriot agrees to cooperate with respect to any amendment or modification of the existing CMBS loan to the extent that such cooperation does not impose any additional financial liability or obligation upon Patriot.

     (k) The provisions of subsections (f), (g), (h) and (j) shall be deemed to be a separate agreement between the Equity Group and the Patriot/Interstate Group that is not an amendment of the Leases and Existing Lease Guarantees and therefore is not binding upon any ground landlord, mortgagee, purchaser at foreclosure or by deed in lieu thereof.

     (1)The amendments to each Lease and/or the release of any Patriot Existing Lease Guarantee for which a Third Party Consent is required, as provided in this Amendment, shall become only effective in accordance with one of the following: (i) if the respective Third Party consents to all of the amendments to the applicable Lease contained herein and to the release of the respective Patriot Existing Lease Guarantee, then such amendments and release shall become effective upon the receipt of such consent, (ii) if the respective Third Party consents to all of the amendments to the applicable Lease contained herein, but does not consent to the release of the respective Patriot Existing Lease Guarantee, then all of the amendments to the applicable Lease shall become effective upon the receipt of such consent and the respective Patriot Existing Lease Guarantee shall remain in full force and effect or (iii) if the respective third party consents to a release of the applicable respective Patriot Existing Lease Guarantee and the minimum net worth requirements but does not consent to all of the amendments to the applicable Lease, then the respective Patriot Existing Lease Guarantee shall be released and the minimum net worth requirements shall be effective and the other amendments to the applicable Lease contained herein shall not become effective. The intent of the parties hereto is that any Third Party Consent with respect to the amendments to the applicable Lease contained herein may only be effective if the consent of the Third Party is obtained to all of the amendments to the Lease contained herein, but that the release of the Patriot Existing Lease
     Guarantee  is not a  condition  to the  amendments  to the  Leases or other
     provisions  of  this  Agreement  other  than  the   effectiveness   of  the
     obligations of Interstate under the applicable New Lease Guarantees. Failure to obtain any required Third Party Consent shall not affect the continuing validity of the provisions of this Amendment not requiring a Third Party Consent.

     13. Franchise Fees, PIPs and Expenses.

     (a) The Interstate Group shall pay all franchise transfer fees or the like incurred as a result of the Merger, the Divestiture and any related change in control of franchisee or franchise transfer applications related thereto (but specifically excluding any such fees incurred solely as the result of any proposed securitized debt financing by ENNS, which shall be the sole responsibility of the Equity Group).

     (b) The Lessors acknowledge that neither the Lessees nor any other member of the Patriot/Interstate Group is responsible for, and the Lessors shall not seek payment from any member of the Patriot/Interstate Group for, any of the capital expenditures required by any product improvement plan incurred as a result of the Merger or the Divestiture.

     (c) The Patriot Interstate Group each jointly and severally agrees to reimburse the Lessors for all expenses (including attorneys' fees) incurred by the Lessors as a result of the Mergers, the Divestiture and this Amendment, and matters related thereto, as Additional Charges under the Leases (excluding the CMBS Leases) in an amount not to exceed $100,000. Within thirty (30) days following receipt of detailed invoices, the Patriot/Interstate Group shall reimburse the Lessors for such amounts.

     14. No Defaults. Each of the parties hereto acknowledge and agree that, upon the execution of this Amendment: (i) the Master Agreement, the Leases and the Existing Lease Guarantees are all each hereby ratified and confirmed and are in full force and effect, (ii) no Event of Default exists under any of the Leases or the Master Agreement, and, to the best knowledge of the Equity Group and the Patriot/Interstate Group, no condition or event exists which, with the giving of notice, the passage of time or both, would constitute an Event of Default under any of the Leases or the Master
     Agreement, (iii) no Event of Default (as that term is defined in the respective Existing Lease Guarantees) exists under any of the Existing Lease Guarantees, and to the best knowledge of the Equity Group and the Patriot/Interstate Group, no condition or event exists which, with the giving of notice, the passage of time or both, would constitute an Event of Default under any of the respective Existing Lease Guarantees.

     15. Mutual Release.

     (a) Each member of the Equity Group, for itself and its directors, officers, employees, stockholders, agents, successors, assigns, attorneys and trustees (collectively, the "Equity Releasors"), does hereby irrevocably and unconditionally remise, release, acquit, exonerate and forever discharge each member of the Patriot/ Interstate Group and their respective directors, officers, employees, stockholders, agents, successors, assigns, attorneys, financial advisors, investment bankers, lenders and trustees (collectively, the "Patriot and Interstate Released Parties"), of and from any or all actions, causes of action, suits, debts, dues, sums of money, accounts, claims, demands, covenants, contracts, controversies, promises, agreements, damages, attorney's fees, costs and expenses of suit, obligations, liabilities and judgments, of whatever kind or nature, known or unknown, now existing or which may develop in the future, in law or in equity, which each member of the Equity Group ever had against the Patriot and Interstate Released Parties, now has or which any of the Equity Releasors hereafter can, shall or may have, upon or by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time through the date of this Agreement, arising out of, related to, or in connection with the Master Agreement, the Leases, the Merger, the Divestiture, any applications for a new franchise agreement, including, without limitation, claims arising under any statute or law of the United States (excepting only such state statutory claims as may not be released, regardless of the agreement of the parties, as a matter of Law). This release shall not apply to (a) any existing obligations that members of the Patriot/Interstate Group may have under the Leases, the Master Agreement or the Existing Guarantees, none of which obligations are in default as of the date hereof, and (b) the pending lawsuit and any related claims which have been or may be brought by any person or entity, in Pittsburgh, Pennsylvania by Phillip H. McNeill, Sr., against Patriot and its Affiliates.

     (b) Each member of the Patriot/Interstate Group, for itself and its respective directors, officers, employees, stockholders, agents, successors, assigns, attorneys and trustees (collectively, the "Patriot/Interstate Releasors"), does hereby irrevocably and unconditionally remise, release, acquit, exonerate and forever discharge each member of the Equity Group and its respective directors, officers, employees, stockholders, agents, successors, assigns, attorneys, financial advisors, investment bankers, lenders and trustees (collectively, the "Equity Released Parties"), of and from any or all actions, causes of action, suits, debts, dues, sums of money, accounts, claims, demands, covenants, contracts, controversies, promises, agreements, damages, attorney's fees, costs and expenses of suit, obligations, liabilities and judgments, of whatever kind or nature, known or unknown, now existing or which may develop in the future, in law or in equity, which each member of the Patriot/Interstate Group ever had against the Equity Released Parties, now has or which any of the Patriot/Interstate Releasors hereafter can, shall or may have, upon or by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time through the date of this Agreement, arising out of, relating to, or in connection with the Master Agreement, the Leases, the Merger, and the Divestiture, including, without limitation, claims arising under any statute or law of the United States (excepting only such state statutory claims as may not be released, regardless of the agreement of the parties, as a matter of law). This release shall not apply to (a) any existing obligations that members of the Equity Group may have under the Leases, the Master Agreement and the Existing Guarantees, none of which obligations are in default as of the date hereof, and (b) any defenses by the Patriot/Interstate Releasors in the pending lawsuit and any related claims which have been or may be brought by any person or entity, in Pittsburgh, Pennsylvania by Phillip H. McNeill, Sr., against Patriot and its Affiliates.

     16. Merger and Divestiture Consent. (a) Without any admission by the Patriot/Interstate Group that any such consent is necessary, each member of the Equity Group consents to the Merger and the Divestiture, in whatever form it takes, including, without limitation, the related applications for new franchise agreements for the Hotels and the issuance of new franchise agreements for the Hotels. The Patriot/Interstate Group represents to the Equity Group that if the Divestiture occurs, the Lessees will be direct or indirect subsidiaries of Interstate (although Interstate is not expected to receive all of the economic benefits of the Lessees) and the franchisees of the Hotels shall remain the same, except for any changes requested by the Equity Group in connection with the Equity Group's anticipated securitized financing. Except for the foregoing sentence, Equity Group acknowledges that the Patriot/Interstate Group makes no representations whatsoever regarding the Divestiture, including, without limitation, whether the Divestiture will occur, the form it will ultimately take and if it does occur when the Divestiture will occur, and the Equity Group is not relying upon any statements made with respect to any of the foregoing by any member of the Patriot/Equity Group or any representative of any such member.

     (b) References in the Master Agreement, the Leases and the Existing Lease Guarantees to IH Company shall hereafter be deemed to be references to Patriot until consummation of the Divestiture, and thereafter such references shall be deemed to be references to Interstate. References in the Master Agreement, the Leases and the Existing Lease Guarantees to IHC shall be deemed to be references to IH-LLC.

     17. Press Releases. Unless otherwise required by law, neither the Equity Group nor the Patriot/Interstate Group will issue any press release relating to this Amendment, or the Divestiture, without the other group's prior written consent to such release. The Equity Group appoints Howard Silver as the sole person with the authority to approve press releases on behalf of the Equity Group and the Patriot/Interstate Group appoints Judi Bikulege as the sole person with the authority to approve press releases on behalf of the Patriot/Interstate Group.

     18. Cooperation. The parties mutually agree to cooperate in good faith and to deal fairly with one another to accomplish the terms of this Amendment, including, without limitation, obtaining a new franchise agreement for each of the Hotels, obtaining the Third Party Consents and consummating the Divestiture. No member of the Equity Group shall object to, directly or indirectly interfere with, delay or seek to delay, the consummation of the Divestiture.

     19.   Confirmation.   Except  as  expressly  modified  herein,  the  Master
     Agreement, the Leases, the Existing Lease Guarantees and related agreements are ratified and confirmed and remain in full force and effect.

     20. Interpretation. The parties each acknowledge that they and their respective legal counsel have actively participated in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment.

     21. Specific Performance. Each party agrees that a breach of any of the terms, conditions, representations or warranties, or other obligations under this Amendment, may result in irreparable harm to the non-breaching party, and shall give rise to a right in the non-breaching party to seek enforcement of this Amendment in a court of equity by a decree of specific performance. This remedy is intended to be cumulative and in addition to any other remedy a party may have.

     22. Confidentiality. Except as required by law or judicial or administrative proceedings, including proceedings between the parties with respect to the transactions contemplated hereby, and then only to the extent specifically required in any such proceedings, each of the parties agrees (i) to take any and all action reasonably necessary to preserve the confidentiality of the terms of this Amendment, and all settlement discussions and negotiations held prior to the execution of this Amendment, including any and all oral and written communications exchanged by the parties hereto (or their legal counsel) as part of such discussions and negotiations, (ii) not to disclose any confidential or proprietary information ("Confidential Information") obtained from any other party in connection with the transactions contemplated hereby, to any individual or entity (other than its directors, officers, employees, agents and representatives with a need to know such Confidential Information in order to consummate the transactions contemplated hereby), and (iii) not to use any Confidential Information for any purpose. If the parties fail to close the transactions contemplated hereby, each party agrees to return to the other party or to destroy all Confidential Information obtained from the other party in its possession upon the written request of the other party.

     23. Authorization. Each party hereto represents and warrants to the other parties hereto that (a) it is an entity duly organized, validly existing and in good standing under the laws of the state of its formation, and is duly qualified as a foreign entity and in good standing under the laws of each state wherein it conducts business, (b) it has the power, and has taken all necessary actions, to execute and deliver, and to perform its obligations under this Amendment, the Master Agreement, the Leases, the Existing Lease Guarantees and the New Lease Guarantees, and such documents are the binding obligations of it, enforceable in accordance with their terms, without the need for the consent of any third party except for the Third Party Consents.

     24. Future Assurances. Each party hereto agrees to execute, deliver, and if applicable, record, such additional instruments, documents, and agreements as any other party hereto may reasonably require (including, without limitation, restated lease guarantees) for the purpose of effectuating the transactions contemplated by this Amendment.

     25. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning of the interpretation of any provision of this Amendment.

     26. Merger. This Amendment, contains the entire understanding between the parties hereto as to the matters provided herein and supersedes any prior or contemporaneous contracts, agreement, understandings and/or negotiations, whether oral or written.

     27. Necessary Consents. This entire Amendment is contingent upon each party obtaining all necessary third party consents required for this Amendment such party deems reasonably necessary (but not the Third Party Consents provided in Section 12 above) within ten days after the date hereof, including, without limitation, with respect to (i) the Equity Group, the board of directors of ENNS, First National Bank of Chicago, NationsBank, NA, GMAC Mortgage Commercial Mortgage Corporation, and their affiliates and participants, and (ii) the Patriot/Interstate Group, Marriott (with respect both to this Amendment and the franchise for the Portland, Oregon Hotel), the board of directors of Patriot, Apollo Real Estate Management III, LP, Thomas H. Lee Equity Fund IV, LP, Beacon Capital Partners LP and Rosen Consulting Group and their affiliates. In addition, the parties shall attempt to reach agreement regarding any "Year 2000" issues with respect to the Hotels within such ten day period. In the event the parties fail to obtain any such necessary consent required by this Section and provide the other parties hereto with reasonable evidence of such consent, or fail to reach agreement regarding "Year 2000" issues, within such ten day period, then this Agreement shall be null and void ab initio and of no further force and effect. Upon the satisfaction of the conditions subsequent contained in this Section, the parties hereto shall ratify and confirm this Amendment and execute and deliver the BOD Agreement and the applicable New Lease Guarantees, together with reasonable reciprocal legal opinions regarding the due authorization, execution and delivery of this Amendment, the BOD Agreement and the New Lease Guarantees.

                      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and the year first above-written.

                            [SIGNATURE PAGES FOLLOW]

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    EQUITY INNS, INC.


                                    By:        /s/ Howard Silver
                                               ---------------------------------
                                    Name:      Howard Silver
                                               ---------------------------------
                                    Title:     President
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    EQUITY INNS PARTNERSHIP, L.P.

                                    By:      Equity Inns Trust, general partner


                                    By:        /s/ Howard Silver
                                               ---------------------------------
                                    Name:      Howard Silver
                                               ---------------------------------
                                    Title:     President
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    EQUITY INNS/WEST VIRGINIA
                                    PARTNERSHIP, L.P., a Tennessee limited
                                    partnership

                                    By:      Equity Inns Services, Inc., general
                                             partner


                                    By:        /s/ Howard Silver
                                               ---------------------------------
                                    Name:      Howard Silver
                                               ---------------------------------
                                    Title:     President
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    EQI FINANCING PARTNERSHIP I, L.P.

                                    By:  EQI Financing Corporation, its general
                                         partner


                                    By:        /s/ Howard Silver
                                               ---------------------------------
                                    Name:      Howard Silver
                                               ---------------------------------
                                    Title:     President
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    EQUITY INNS PARTNERSHIP II, L.P., a
                                    Tennessee limited partnership

                                    By:      Equity Inns Trust, general partner


                                    By:        /s/ Howard Silver
                                               ---------------------------------
                                    Name:      Howard Silver
                                               ---------------------------------
                                    Title:     President
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    CROSSROADS/MEMPHIS
                                    PARTNERSHIP, L.P., a Delaware limited
                                    partnership

                                    By:      Crossroads/Memphis Company,
                                             L.L.C., its general partner



                                    By:        /s/ Timothy A. Breed
                                               ---------------------------------
                                    Name:      Timothy A. Breed
                                               ---------------------------------
                                    Title:     Vice President-Finance
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    STATE COLLEGE BBQ/CONCORD
                                    JOINT VENTURE

                                    By:      Crossroads/Memphis Partnership,
                                             L.P., joint venture partner

                                    By:      Crossroads/Memphis Company,
                                             L.L.C., its general partner


                                    By:       /s/ Timothy A. Breed
                                              ----------------------------------
                                    Name:     Timothy A. Breed
                                              ----------------------------------
                                    Title:    Vice President-Finance
                                              ----------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    CROSSROADS/MEMPHIS FINANCING
                                    COMPANY, L.L.C., a Delaware limited
                                    liability company


                                    By:        /s/ Timothy A. Breed
                                               ---------------------------------
                                    Name:      Timothy A. Breed
                                               ---------------------------------
                                    Title:     Vice President-Finance
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                       AND TERMINATION OF MASTER AGREEMENT



                                    CROSSROADS FUTURE COMPANY,
                                    L.L.C., a Delaware limited liability company


                                    By:        /s/ Timothy A. Breed
                                               ---------------------------------
                                    Name:      Timothy A. Breed
                                               ---------------------------------
                                    Title:     Vice President-Finance
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    PATRIOT AMERICAN HOSPITALITY,
                                    INC., successor by merger to Interstate
                                    Hotels Company


                                    By:        /s/ James O. Carreker
                                               ---------------------------------
                                    Name:      James O. Carreker
                                               ---------------------------------
                                    Title:     Chairman & CEO
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    INTERSTATE HOTELS, LLC, a Delaware
                                    limited liability company, successor by
                                    merger to Interstate Hotels Corporation

                                    By: Interstate Hotels Management, Inc.,
                                        Managing Member




                                    By:        /s/ William W. Evans
                                               ---------------------------------
                                    Name:      William W. Evans
                                               ---------------------------------
                                    Title:     Executive Vice President
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    CROSSROADS HOSPITALITY
                                    COMPANY, L.L.C., a Delaware limited
                                    liability company


                                    By:        /s/ Timothy A. Breed
                                               ---------------------------------
                                    Name:      Timothy A. Breed
                                               ---------------------------------
                                    Title:     Vice President-Finance
                                               ---------------------------------

                                 SIGNATURE PAGE
                   CONSOLIDATED AMENDMENT TO LEASE AGREEMENTS
                              AND MASTER AGREEMENT


                                    INTERSTATE HOTELS MANAGEMENT,
                                    INC., a Maryland corporation


                                    By:        /s/ William W. Evans
                                               ---------------------------------
                                    Name:      William W. Evans
                                               ---------------------------------
                                    Title:     Executive Vice President
                                               ---------------------------------

                                    EXHIBIT A

            LIST OF HOTELS OWNED BY AFFILIATES OF EQUITY INNS, INC.,
                           AND LEASED TO AFFILIATES OF
                    PATRIOT AMERICAN HOSPITALITY CORPORATION,
                             SUCCESSOR BY MERGER TO
                            INTERSTATE HOTELS COMPANY
                             (As of March 30, 1999)
                   (Date of lease or purchase in parenthesis)

     A.  Tenant: Crossroads/Memphis Partnership, L.P.
         Landlord: Equity Inns Partnership, L.P.
         (21 Hotels)
         1.       Albany, New York/154 room Hampton Inn (3-94)
         2.       Enterprise, Alabama/78 room Comfort Inn (6-94)
         3.       Traverse City, Michigan/127 room Hampton Inn (6-94)
         4.       Arlington, Texas/141 room Hampton Inn (7-94)
         5.       Tinton Falls, New Jersey/96 room Residence Inn (9-94)
         6.       Eagan, Minnesota/120 room Residence Inn (9-94)
         7.       Wilkesboro, North Carolina/101 room Independent (11-94)
         8.       Oak Hill, West Virginia/119 room Holiday Inn (11-94)
         9.       Bluefield, West Virginia/120 room Holiday Inn (11-94)
         10.      Beckley, West Virginia/108 room Hampton Inn (11-94)
         11.      Morgantown, West Virginia/108 room Hampton Inn (11-94)
         12.      Rutland, Vermont/104 room Comfort Inn (6-95)
         13.      Scranton, Pennsylvania/129 room Hampton Inn (9-95)
         14.      Glen Burnie, Maryland/116 room Hampton Inn (3-96)
         15.      Northville, Michigan/125 room Hampton Inn (5-96)
         16.      Windsor Locks, Connecticut/132 room Homewood Suites (5-96)
         17.      Scottsdale, Arizona/126 room Hampton Inn (7-96)
         18.      Chattanooga, Tennessee/168 room Hampton Inn (7-96)
         19.      San Antonio, Texas/123 room Homewood Suites (9-96)
         20.      Burlington, Vermont/96 room Residence Inn (10-96)
         21.      Camelback, Arizona/124 room Homewood Suites (11-96)

     B.  Tenant:  State College BBQ/Concord Joint Venture
         Landlord: Equity Inns Partnership, L.P.
         (1 Hotel)
         22.      State College, Pennsylvania/120 room Hampton Inn (1-95)

     C.  Crossroads/Memphis Financing Company, L.L.C. (23 Hotels)
         Landlord: EQI Financing Partnership I, L.P.
         23.      Milford, Connecticut/148 room Hampton Inn (9-94)

         24.      Meriden, Connecticut/125 room Hampton Inn (9-94)
         25.      Sarasota, Florida/97 room Hampton Inn (3-94)
         26.      Jacksonville, Florida/122 room Hampton Inn (9-95)
         27.      Jacksonville Beach, Florida/177 room Comfort Inn (11-95)
         28.      Columbus, Georgia/119 room Hampton Inn (3-94)
         29.      Gurnee, Illinois/134 room Hampton Inn (6-94)
         30.      Naperville, Illinois/130 room Hampton Inn (12-94)
         31.      Indianapolis, Indiana/129 room Hampton Inn (9-95)
         32.      Louisville, Kentucky/119 room Hampton Inn (3-94)
         33.      Ann Arbor, Michigan/150 room Hampton Inn (4-94)
         34.      Omaha, Nebraska/80 room Residence Inn (12-95)
         35.      Gastonia, North Carolina/109 room Hampton Inn (11-94)
         36.      Fayetteville, North Carolina/122 room Hampton Inn (9-95)
         37.      Winston-Salem, North Carolina/160 room Independent (6-96)
         38.      Westlake (Cleveland), Ohio/123 room Hampton Inn (3-94)
         39.      Mt. Pleasant, South Carolina/158 room Holiday Inn (9-95)
         40.      Alcoa, Tennessee/118 room Hampton Inn (2-96)
         41.      College Station, Texas/135 room Hampton Inn (3-94)
         42.      Fort Worth, Texas/125 room Hampton Inn (3-94)
         43.      Garland, Texas/125 room Hampton Inn (12-95)
         44.      Austin, Texas/122 room Hampton Inn (12-95)
         45.      Madison, Wisconsin/80 room Residence Inn (6-96)

     D. Crossroads Future Company, L.L.C. (35 Hotels)
         Landlord: Equity Inns Partnership, L.P.
         46.      Tucson, Arizona/128 room Residence Inn (1-97)
         47.      Colorado Springs, Colorado/96 room Residence Inn (1-97)
         48.      Oklahoma City, Oklahoma/135 room Residence Inn (1-97)
         49.      Savannah, Georgia/129 room Hampton Inn (2-97)
         50.      Norfolk, Virginia/119 room Hampton Inn (3-97)
         51.      Pickwick, Tennessee/50 room Hampton Inn (3-97)
         52.      Southaven, Mississippi/86 room Hampton Inn (3-97)
         53.      Overland Park, Kansas/134 room Hampton Inn (4-97)
         54.      Vestavia, Alabama/123 room Hampton Inn (6-24-97)
         55.      North Little Rock, Arkansas/123 room Hampton Inn (6-24-97)
         56.      Aurora, Colorado/132 room Hampton Inn (6-24-97)
         57.      Colorado Springs, Colorado/128 room Hampton Inn (6-24-97)
         58.      Atlanta, Georgia/130 room Hampton Inn (6-24-97)
         59.      Madison Heights, Michigan/124 room Hampton Inn (6-24-97)
         60.      Kansas City, Missouri/120 room Hampton Inn (6-24-97)
         61.      St. Louis, Missouri/122 room Hampton Inn (6-24-97)
         62.      Chapel Hill, North Carolina/122 room Hampton Inn (6-24-97)
         63.      Dublin, Ohio/123 room Hampton Inn (6-24-97)

         64.      Charleston, South Carolina/125 room Hampton Inn (6-24-97)
         65.      Columbia, South Carolina/121 room Hampton Inn (6-24-97)
         66.      Brentwood, Tennessee/114 room Hampton Inn (6-24-97)
         67.      Nashville, Tennessee/120 room Hampton Inn (6-24-97)
         68.      Poplar, Tennessee/126 room Hampton Inn (6-24-97)
         69.      Sycamore, Tennessee/117 room  Hampton Inn (6-24-97)
         70.      Addison, Texas/160 room Hampton Inn (6-24-97)
         71.      Richardson, Texas/130 room Hampton Inn (6-24-97)
         72.      Destin, Florida/104 room Hampton Inn (6-25-97)
         73.      Germantown, Tennessee/92 room Homewood Suites (6-25-97)
         74.      Augusta, Georgia/65 room Homewood Suites (7-10-97)
         75.      Mt. Brook, Alabama/131 room Hampton Inn (8-1-97)
         76.      Princeton, New Jersey/208 room Residence Inn (9-18-97)
         77.      San Antonio, Texas/169 room Hampton Inn (4-98)
         78.      Sharonville, Ohio/111 Room Homewood Suites (4-15-98)
         79.      Bartlett, Tennessee/125 Room Hampton Inn and Suites (5-1-98)
         80.      Seattle, Washington/161 Room Homewood Suites (8-7-98)

NOTE: West Virginia hotels owned off record by Equity Inns\West Virginia Partnership, L.P.

                                    EXHIBIT B

                         LIST OF HOTELS WITH OUTPARCELS


     1. 29690 Detroit Road, Westlake, Ohio 44145 (Hampton Inn, Cleveland, Ohio, estimate less than one acre)

     2. 1859 Remount Road, Gastonia, North Carolina 28054 (Hampton Inn, approximately 2.186 separately parceled acres)

     3. 1045 Steven Creek Road, August, Georgia (Homewood Suites, Tract "B" Tax map #12, parcel 90th Georgia militia district, approximately 0.6 acres)

     4. 129 Plains Road, Milford, Connecticut 06460 (Hampton Inn approximately two acres)

     5. 10 Bee Street, Meriden, Connecticut 06450 (Hampton Inn, approximately 2 acres)

     6. 7619 IH-35 North, Austin, Texas 78752 (Hampton Inn, approximately 30,000 square feet)

     7.  RT 460 By-Pass, Bluefield, West Virginia (Holiday Inn - size unknown)

     8. 501 D'Onofrio Drive, Madison, Wisconsin 53719 (approximately 40,000 square feet)

     9.  Hampton Inn, Columbia South Carolina (approximately less than one acre)

     10. Mt. Pleasant, South Carolina (approximately 2.5 acres)

     11. Wilkesboro, North Carolina (approximately 1.0 - 1.5 acres)

                                    EXHIBIT C


      List of Hotels that the Equity Group May Sell and Terminate the Lease
                            Without a Termination Fee


                         Hampton Inn - Arlington , Texas

                          Hampton Inn - Garland, Texas

                      Hampton Inn - Southaven, Mississippi

                    Hampton Inn - Little Rock North, Arkansas

                      Holiday Inn - Oak Hill, West Virginia

                                    EXHIBIT D

      List of Hotels that the Equity Group May Sell and Terminate the Lease
                     Without an Accelerated Termination Fee

                         Hampton Inn - Arlington, Texas

                      Hampton Inn - Traverse City, Michigan

                  Hampton Inn - Nashville-Brentwood, Tennessee

                          Hampton Inn - Garland, Texas

                      Hampton Inn - Southaven, Mississippi

                     Hampton Inn - Columbia, South Carolina

                         Hampton Inn - Gurnee, Illinois

                    Hampton Inn - Little Rock North, Arkansas

                        Comfort Inn - Enterprise, Alabama

                      Holiday Inn - Oak Hill, West Virginia

                     Holiday Inn - Bluefield, West Virginia

                   Holiday Inn - Mt. Pleasant, South Carolina

                    Holiday Inn - Wilkesboro, North Carolina

                      Homewood Suites - Madison, Wisconsin

                                    EXHIBIT E

                                 LEASE GUARANTY
                               DEBT SUBORDINATION
                               SUBSTITUTE SECTION




         Section 2.15.     Subordination.

                  (a) Upon any distribution of assets of a Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities (a "Triggering Event"), the obligations of the Guarantors under this Guaranty are subordinated and junior to all obligations (the "Debt Obligations", and to the extent not excluded pursuant to the next succeeding sentence, the "Senior Debt") of the Guarantors under all other credit agreements entered into by the Guarantors and any lenders (the "Credit Agreements"), including, in all cases, the obligation to pay interest on loans thereunder after any bankruptcy filing by the Guarantors, or either of them (whether or not an allowable claim), and under all "Credit Documents" as defined in the Credit Agreements. Notwithstanding the foregoing, the Debt Obligations will not constitute Senior Debt to which this Guaranty is subordinate (a) if constituting principal indebtedness of the Guarantors ("Principal Indebtedness") to the extent that, after giving effect thereto, at both the time of the incurrence thereof and entering into of a Credit Agreement (or amendment thereto) providing for same, the Principal Indebtedness exceeds an amount equal to the sum of six multiplied the EBIDTA of Interstate (as hereinafter defined) and (b) if not constituting Principal Indebtedness, to the extent relating to any Principal Indebtedness described in clause (a) above.

                  (b) Senior Debt shall not include any Principal Indebtedness constituting pay-in-kind interest, unaccreted principal under any original issue discount obligation or similar instrument or any other negatively amortized indebtedness. To the extent any Principal Indebtedness constitutes Senior Debt at the time of the issuance thereof or the entering into of a Credit Agreement (or of an amendment thereto) providing for such Principal Indebtedness, then such Principal Indebtedness (and all other related Debt Obligations) shall at all times constitute Senior Debt.

                  (c) Interstate's EBITDA, at any point in time, shall mean the earnings before interest, taxes, depreciation and amortization of Interstate, as determined in accordance with generally accepted accounting principles.

                  (d) Upon any Triggering Event, (i) the holders of all Senior Debt will first be entitled to receive payment in full in cash or cash equivalents before the Lessor is entitled to receive any payment hereunder and (ii) any payment or distribution of assets of a Guarantor of any kind or character from any source, whether in cash, property or securities to which the Lessor would be entitled (by set-off or otherwise), except for those subordination provisions, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  (e) In the event that, notwithstanding the foregoing, any payment or distribution of assets of a Guarantor shall be received by the Lessor at a time after the occurrence of a Triggering Event, such payment or distribution shall be paid over to the agent(s) for the Senior Debt or to a court, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or cash equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt, the Lessor not being responsible for such application by such agent(s) or court.

                  (f) No provision contained in this section will affect the obligation of the Guarantors, which is absolute and unconditional, to pay when due the Indebtedness and perform the Debt Obligations.